Exhibit 99.1

BARE ESCENTUALS, INC. APPOINTS PRESIDENT OF RETAIL

SAN FRANCISCO, CA (June 3, 2008) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced the appointment of Michael Dadario as President of Retail. In this role, he will be responsible for Bare Escentuals’ overall retail strategy and execution including merchandising, sales and operations for all domestic brick-and-mortar distribution channels, including  Bare Escentuals boutiques, premium wholesale locations, and spas and salons.  Mr. Dadario will report directly to Leslie Blodgett, Chief Executive Officer of Bare Escentuals.

Mr. Dadario comes to Bare Escentuals with over 30 years of retail operations experience at companies including J. Crew, Inc. and Gap, Inc. Most recently, he was Senior Vice President of Stores for Williams-Sonoma, Inc., where he was responsible for establishing the retail strategies for the company’s emerging Williams-Sonoma Home and west elm brands.

“We’re pleased to welcome Michael to the Bare Escentuals management team,” said Leslie Blodgett, Chief Executive Officer. “As we continue to grow the Bare Escentuals brand, we are committed to expanding our retail points of presence while consistently delivering an outstanding customer experience across our boutique and partner locations.  We are confident that Michael’s extensive retail experience with many highly respected brands will help support the growth of our brick-and-mortar business, particularly as it relates to building the infrastructure necessary to ensure this consistency of execution.”

Mr. Dadario also spent a year teaching marketing at the prestigious Fashion Institute of Design & Marketing (FIDM) and served five years as president of the San Francisco AIDS Health Project.  He graduated from SUNY Brockport.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the fastest growing prestige cosmetic companies in the United States and a leader in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals, RareMinerals and namesake Bare Escentuals brands, and professional skin care products under its md formulations brand through infomercials, home shopping television, specialty beauty retailers, department stores, company-owned boutiques, spas and salons, and online shopping. (BARE-F)

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations and estimates of our financial results and capital expenditures for future periods. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $251.4 million as of March 30, 2008; changes in general economic or market conditions; and other risk factors detailed in our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2008, which is available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:	Andrew Greenebaum / Christine Gleim
ICR, Inc.
andrew.greenebaum@icrinc.com ; christine.gleim@icrinc.com
(310) 954-1100